EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PGMI, Inc., a Utah corporation (the “Company”), on Form 10-KSB for the year ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Shinichi Kanemoto, President and Chief Executive Officer, and Gakushin Kanemoto, Chief Financial Officer, do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 28, 2006

/s/ Shinichi Kanemoto
Shinichi Kanemoto President and Chief Executive Officer

/s/ Gakushin Kanemoto
Gakushin Kanemoto Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PGMI, Inc. and will be retained by PGMI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.